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                                                                   EXHIBIT 10.11


                        RESTRICTED SHARE AWARD AGREEMENT
                             DATED: __________, 2003

         XXXX Restricted Common Shares (the "Shares") in SUNSET CAPITAL INVESTMENTS, INC. (the "Company") are hereby awarded for the benefit of [NAME] (the "Participant"), subject to the terms and conditions of the Sunset Capital Investments, Inc. 2003 Share Incentive Plan (the "Plan"). These shares have been awarded pursuant to the Plan administered by the Compensation Committee of the Board of Directors. The Shares are further subject to the following terms and conditions.

         1. Vesting of Shares.

            (a) The Shares shall become nonforfeitable as determined in accordance with the schedule set forth below:

                  Aggregate Percent Vested            Vesting Date
                  ------------------------            ------------
                           20%                       ___________, 2004
                           40%                       ___________, 2005
                           60%                       ___________, 2006
                           80%                       ___________, 2007
                          100%                       ___________, 2008

Any Shares awarded hereunder that have vested pursuant to the above schedule are referred to herein as "Vested Shares." Any Shares awarded hereunder that have not vested pursuant to the above schedule are referred to herein as "Unvested Shares." The grant by the Company to the Participant of the Shares hereunder is hereinafter referred to as the "Restricted Share Award." Vested Shares may be purchased from the Company at a price of $XX.XX per share.

            (b) The Unvested Shares may not be sold, exchanged, pledged, transferred, assigned or otherwise encumbered or disposed of until they have become nonforfeitable in accordance with this Section 1. The Company shall place a stop order with the Transfer Agent against any transfer of the Unvested Shares, until such time as the Unvested Shares shall become nonforfeitable in accordance with this Section 1.

            (c) Notwithstanding Section 1(a) hereof, if the employment or relationship with the Company and its Affiliates (as defined below) of the Participant is terminated before satisfaction of the terms and conditions for the vesting (within the meaning of Section 83 of the Internal Revenue Code of 1986, as amended) of all Unvested Shares, the number of Unvested Shares not theretofore vested shall be forfeited without remuneration by the Company. If Unvested Shares issued shall be returned to the Company and forfeited as provided above, the Participant, or in the event of the Participant's death, the Participant's personal representative, shall forthwith deliver to the Secretary of the Company the certificates representing such Restricted Shares, accompanied by such instrument of transfer, if any, as may reasonably be required by the Company. For purposes of this Section 1(c) the term "Affiliate" means any corporation more than 50% of whose stock having general voting power is owned by the Company or by another Affiliate of the Company.


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         2. Share Incentive Plan. The Company and the Participant each hereby agree to be bound by the terms and conditions set forth in the 2003 Share Incentive Plan of Sunset Capital Investments, Inc. and each and every successor plan thereto (collectively, the "Plan"); provided, however, that in the event of any conflict between the terms and conditions of the Plan and the terms and conditions of this Award, the terms and conditions of the Plan shall govern and control.

         3. Acceleration. Notwithstanding any other provision of this Award to the contrary, all or any part of the Restricted Share Award not theretofore vested shall vest: (a) upon the occurrence of such special circumstance or event as in the opinion of the Committee merits special consideration, or (b) upon a Change in Control (as defined in the Plan) in which case the date on which the accelerated vesting shall occur (the "Acceleration Date") shall be the date of such Change in Control.

         4. Notices. Any notices or other communications given in connection with this Award shall be mailed, and shall be sent by registered or certified mail, return receipt requested, to the indicated address as follows:

         If to the Company:

                  Sunset Capital Investments, Inc.
                  4231 Walnut Bend
                  Jacksonville, Florida  32257

         If to Participant:

                  --------------------------------

                  --------------------------------

                  --------------------------------

or to such changed address as to which either party has given notice to the other party in accordance with this Section 4. All notices shall be deemed given when so mailed, except that a notice of a change of address shall be deemed given when received.

         5. Entire Award. This Award (and the certificate, if any, issued to the Participant with respect to the Shares) together with the Plan, constitute the whole agreement between the parties hereto with respect to the subject matter hereof, and supersede all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements with respect to the subject matter hereof.

         6. No Employment Agreement. This Award shall not be construed as creating any contract of employment between the Company and the Participant, and the Company shall have the same control over the Participant as if this Award had never been executed.

         7. Successors and Assigns. This Award shall inure to the benefit of, and be binding on, the Company and its successors and assigns, and shall inure to the benefit of, and be binding on, the Participant and the Participant's heirs, executors, administrators and legal representatives. This Award shall not be assignable by the Participant. Neither the Participant nor the


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Participant's estate, personal representative or beneficiary shall have the power or right to sell, exchange, pledge, transfer, assign or otherwise encumber or dispose of the Participant's, estate's, personal representative's or beneficiary's interest in the Restricted Share Bonus Award and to the extent any such interest is awarded to a spouse pursuant to any divorce proceeding, such interest shall be deemed to be terminated and forfeited, notwithstanding any vesting provisions or other terms herein. Notwithstanding any provision of this Award to the contrary, the Participant may make certain permitted transfers of his or her Rights to Repurchase the Shares as expressly permitted by the Plan.

         8. Governing Law. This Award shall be subject to, and construed in accordance with, the laws of the State of Maryland without giving effect to principles of conflicts of law.

         9. Preemption. Notwithstanding anything in this Award to the contrary, if, at any time specified herein for the making of any determination or payment, or the issuance or other distribution of the Shares, any law, regulation or requirement of any governmental authority having jurisdiction in the premises shall require either the Company or the Participant (or the Participant's beneficiary), as the case may be, to take any action in connection with any such determination, payment, issuance or distribution, the issuance or distribution of such Shares or the making of such determination or payment, as the case may be, shall be deferred until such action shall have been taken.

         10. Construction. Titles and headings to Sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any provisions of this Award.

         IN WITNESS WHEREOF, the parties hereto have executed this Award as of the date and year first above written.

                                       SUNSET CAPITAL INVESTMENTS, INC.

                                       By:
                                           -------------------------------------
                                           [Name and Title]


                                       -----------------------------------------
                                       [Name of Participant]


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